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                                                                  EXHIBIT 10.5
                                                                  ------------

                         AMENDMENT, CONSENT AND WAIVER

         AMENDMENT, CONSENT AND WAIVER, dated as of July 9, 2000 (this "Amendment, Consent and Waiver"), to the Agreement dated as of December 8, 1999 (the "Agreement") by and among Waxman Industries, Inc., a Delaware corporation ("WI"), Waxman USA, Inc., a Delaware corporation and a wholly owned subsidiary of WI ("USA") (WI and USA are collectively referred to as the "Company"), and each of the holders therein named (each, a "Consenting Noteholder") of the 12 3/4% Deferred Coupon Secured Notes, due 2004 issued pursuant to that certain indenture (as amended, the "DC Notes Indenture"), dated as of May 20, 1994, by and between WI and The Huntington National Bank, as trustee (the "Trustee"), current approximate accreted principal amount outstanding $92.797 million (the "DC Notes"), some of whom also hold the 11 1/8% Senior Notes, due 2001 issued pursuant to that certain indenture (as amended, the "Senior Notes Indenture" and together with the DC Notes Indenture, the "Indentures"), dated as of April 1, 1996, by and between USA and the United States Trust Company of New York, as trustee (together with the Trustee, the "Indenture Trustees"), current approximate principal amount outstanding $35.855 million (the "Senior Notes") (the DC Notes and the Senior Notes are collectively referred to as the "Notes"). All capitalized terms used herein but not otherwise defined shall have the meaning assigned to them in the Agreement and Term Sheet.

                                   RECITALS

         WHEREAS, Barnett, Wilmar Industries, Inc. ("Wilmar") and BW Acquisition, Inc. ("BW") are entering into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 9, 2000, pursuant to which BW will acquire all of the outstanding shares of common stock of Barnett at the purchase price set forth in the Merger Agreement, pursuant to a merger of BW with and into Barnett (the "Merger");

         WHEREAS, as a condition to Wilmar and BW entering into the Merger Agreement, the Company is entering into each of the following agreements: (a) Stockholder Agreement (the "Stockholder Agreement"), dated as of July 9, 2000, by and between USA, WI, Wilmar and BW, substantially in the form attached hereto as EXHIBIT A; and (b) Voting Trust Agreement (the "Voting Trust Agreement"and together with the Stockholder Agreement, the "Transaction Agreements"), dated as of July 9, 2000, by and among USA, Wilmar, BW and American Stock Transfer & Trust Company, substantially in the form attached hereto as EXHIBIT B; and

         WHEREAS, the Company and the Consenting Noteholders desire to amend the Agreement as set forth herein, consent to the taking of certain actions by the Company as set forth in the Transaction Agreements and waive any defaults under the Indentures occasioned by the completion of the transactions contemplated by the Transaction Agreements.

         NOW THEREFORE, in consideration of the foregoing recitals, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are

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hereby acknowledged, each of the undersigned agrees as follows:

         1. AMENDMENTS. The Agreement and Term Sheet are hereby amended as follows:

                  (a) The date of June 30, 2000 for the completion of the Restructuring in paragraph 7 of the Agreement shall be deleted and the date of November 30, 2000 inserted in lieu thereof;

                  (b) Section I.C.(i) of the Term Sheet shall be amended by deleting the phrase "from the sale of the Barnett Stock" and inserting the following in lieu thereof:

                        from all sales by USA of any or all of the approximately
                        7.2 million shares of the outstanding common stock of Barnett Inc. (the "Barnett Stock") currently held by USA, which constitutes approximately 44.4% of the outstanding common stock of Barnett Inc. ("Barnett")

                 (c) Section I.C.(i)(e) of the Term Sheet shall be deleted in its entirety and replaced with the following:

                        e) approximately $5,916,000 representing the December 1, 1999 interest payment actually paid in cash on the DC Notes and f) any other amounts paid to the holders of an allowed claim consisting of a DC Note in the form of an interest payment from a portion of the Gross Proceeds prior to the Effective Date (amounts in e) and f) are collectively referred to as the "Coupon Payments") and

                 (d) Section I.C. of the Term Sheet shall be amended by adding the following sentence to the end of such Section I.C.:

                        Approximately $9.9 million (representing the sum of (x) approximately $5,916,000 of interest actually paid in cash on the DC Notes on December 1, 1999, (y) approximately $1,994,000 of interest actually paid in cash on the Senior Notes on March 1, 2000 and (z) $2,000,000 of restructuring expenses, which have already been paid by the Company through the CFC credit facility) shall be immediately deducted from the Gross Proceeds received by the Company and immediately paid by the Company to CFC to be applied to the obligations under the CFC credit facility.

                 (e) Section III.A. of the Term Sheet shall be amended by deleting the first full sentence after subsection (iv) therein and substituting the following in its stead:

                        Proceeds from the sale of the Barnett Stock shall be immediately paid, first, to the holders of the Senior Notes to satisfy the $1,994,434.38

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                        interest payment on the Senior Notes which is due and
                        payable on September 1, 2000, second, to CFC in accordance with the last sentence of Section I.C. above and, third, to the holders of the Senior Notes as described above and the Net Proceeds shall be placed in a specially dedicated bank account in the name of USA (the "USA Proceeds Account") the sole purpose of which will be to repay the DC Notes as provided herein.

                 (f) Section IV.A. of the Term Sheet shall be deleted in its entirety and replaced with the following:

                        If, with the consent of CFC, the Company or any portion thereof is sold or the Company sells additional equity securities, whether preferred or common, and such transaction(s) generate in the aggregate net proceeds in excess of $15 million within one year from the Effective Date of the Plan ("Excess") then 50% of such Excess shall immediately be paid in kind by WI to the holders of the DC Notes; PROVIDED, HOWEVER, that 100% of the aggregate proceeds from a sale of USA shall be applied, first, to repay in full the CFC credit facility, and, second, to the extent there are any remaining proceeds, to the holders of the DC Notes.

                 (g) Section IV.E. of the Term Sheet shall be amended by deleting the last paragraph thereto and substituting the following in its stead:

                        No later than the date on which the sale of the Barnett Stock is consummated, and provided the Lock-up Agreement remains in effect CFC shall execute and issue to WI and its subsidiaries party to the CFC loan agreement a letter (i) consenting to the sale of the Barnett Stock,
                        (ii) waiving any and all rights CFC might otherwise have to proceeds from the sale of the Barnett Stock and the USA Proceeds Account, other than rights to the $9.9 million payment referenced in the last sentence of
                        Section I.C. above, (iii) consenting to the payment a) of the Senior Notes and (b) payment of the Dividend or other payment of the DC Notes as provided herein and
                        (iv) waiving any events of default under the CFC loan agreement that would arise from the filing by WI of the Petition.


         2. CONSENT. The Consenting Noteholders hereby consent to the execution, delivery and performance by the Company of the Transaction Agreements in accordance with the terms thereof.

         3. WAIVER. The Consenting Noteholders hereby waive any default under the Indentures that may arise solely in conjunction with and be caused by the execution, delivery and performance of the Transaction Agreements in accordance with the terms thereof.



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         4. NO ACCELERATION. So long as the Merger Agreement and the
Transaction Agreements remain in effect or WI has filed the Petition, the Consenting Noteholders hereby agree (a) not to seek acceleration of the DC Notes pursuant to Section 6.02 of the DC Notes Indenture or otherwise take any action against WI due to a default in the payment of interest on the DC Notes as specified in Section 6.01(i) of the DC Notes Indenture, (b) not to instruct the Trustee to accelerate the DC Notes pursuant to Section 6.02 of the DC Notes Indenture or otherwise take any action against WI due to a default in the payment of interest on the DC Notes as specified in Section 6.01(i) of the DC Notes Indenture and (c) to use their reasonable best efforts to prevent any other holders of the DC Notes from seeking acceleration of the DC Notes pursuant to Section 6.02 of the DC Notes Indenture or otherwise taking any action against WI due to a default in the payment of interest on the DC Notes as specified in Section 6.01(i) of the DC Notes Indenture.


         5. REPRESENTATIONS AND WARRANTIES. Each Consenting Noteholder represents and warrants to the Company and each other that it is an accredited investor, owns the Notes that represent a beneficial interest in the total principal amount (of record and/or beneficially) set forth immediately below its name and the signature(s) of its authorized representative(s) on that certain letter from such Consenting Noteholders to WI, dated July 9, 2000, or as to which such holder or its Affiliates (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and over whom the Consenting Noteholder exercises sufficient control to insure enforcement of the provisions of the Agreement as Amended by this Amendment, Consent and Waiver) has investment authority or discretion, and such Notes constitute all of such Notes so owned or controlled by such holder and its Affiliates. Each party hereunder represents and warrants that the following statements are true, correct and complete as of the date hereof.

                  (a) POWER, AUTHORITY AND AUTHORIZATION. Execution, delivery and performance of this Amendment, Consent and Waiver by such party has been duly authorized by all necessary corporate action on the part of such party, and the person executing this Amendment, Consent and Waiver on behalf of such party is duly authorized to do so;

                  (b) NO CONFLICTS. The execution, delivery and performance of this Amendment, Consent and Waiver by such party does not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its organizational documents or those of any of its subsidiaries or (ii) except to the extent previously disclosed in writing to the Committee, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it or any of its subsidiaries is a party or under its organizational documents;

                  (c) GOVERNMENTAL CONSENTS. The execution, delivery and performance by it of this Amendment, Consent and Waiver do not and shall not require any registration or filing with consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body, except such filing as may be necessary and/or required for disclosure



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by the Securities and Exchange Commission and, in connection with the commencement of the Chapter 11 Case, the approval of the Disclosure Statement and confirmation of the Plan;

                  (d) BINDING OBLIGATION. This Amendment, Consent and Waiver is the legally valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         6. FURTHER ASSURANCES. The parties hereto each agree to execute and deliver such other documents or agreements, including any supplemental indentures, as may be necessary or desirable for the implementation of this Amendment, Consent and Waiver and the Transaction Agreements and the consummation of the transactions contemplated by this Amendment, Consent and Waiver and the Transaction Agreements.

         7. COUNTERPARTS; EFFECTIVENESS. This Amendment, Consent and Waiver may be executed by facsimile by one of more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts when taken together shall constitute one and the same instrument. This Amendment, Consent and Waiver shall not become effective and binding on the parties hereto unless and until counterpart signature pages hereto have been executed and delivered by the Company and each Consenting Noteholder. Except as modified pursuant hereto, no other changes or modifications to the Agreement are intended or implied and in all other respects the Agreement is hereby specifically ratified, restated and confirmed by all parties as of the date hereof. To the extent of conflict between the terms of the Amendment, Consent and Waiver and the Agreement, the terms of this Amendment, Consent and Waiver shall control.

         8. GOVERNING LAW; JURISDICTION. This Amendment, Consent and Waiver is governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provision that would require the application of the law of any other jurisdiction. By its execution and delivery of this Amendment, Consent and Waiver, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Amendment, Consent and Waiver or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought in a federal court of competent jurisdiction in the Southern District of New York. By execution and delivery of this Amendment, Consent and Waiver, each of the parties hereto hereby irrevocably accepts and submits to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to jurisdiction, upon the commencement of the Chapter 11 Case in the Bankruptcy Court for the District of Delaware, each of the parties hereto hereby agrees that the Bankruptcy Court in Delaware shall have exclusive jurisdiction over all matters arising out of or in connection with this Amendment, Consent and Waiver.

         9. SUCCESSORS AND ASSIGNS. This Amendment, Consent and Waiver is intended to bind



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and inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and representatives. The agreements, representations and obligations of the Consenting Noteholders under this Amendment, Consent and Waiver are, in all respects, several and not joint.

         10. NO THIRD PARTY BENEFICIARIES. Unless expressly stated herein, this Amendment, Consent and Waiver shall be solely for the benefit of the parties hereto and no other person or entity.

         11. HEADINGS. The headings of the sections, paragraphs and subsections of this Amendment, Consent and Waiver are inserted for convenience only and shall not affect the interpretation thereof.

         12. SEVERABILITY. Any provision of this Amendment, Consent and Waiver which shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         13. MISCELLANEOUS. Except as expressly amended hereby, nothing in this Amendment, Consent and Waiver shall be construed as an amendment or waiver of any provision of the Agreement nor its Term Sheet, and except as so amended or waived, the Agreement and its Term Sheet shall remain unchanged and in full force and effect.




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         IN WITNESS WHEREOF, each of the parties below have executed a counterpart of this Amendment, Consent and Waiver, the terms of which shall be effective upon execution by the Company and the Consenting Noteholders.

Dated: July 7, 2000               WAXMAN INDUSTRIES, INC.


                                  By:     /s/ Armond Waxman
                                    -------------------------------------------
                                    Name: Armond Waxman
                                    Title: President and Co-Chief Executive
                                           Officer

                                  WAXMAN USA INC.


                                  By:     /s/ Armond Waxman
                                    -------------------------------------------
                                    Name: Armond Waxman
                                    Title: President, Co-Chairman and Co-Chief
                                           Executive Officer




                (Signatures for Amendment, Consent and Waiver)





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Dated: July 7, 2000            MORGENS, WATERFALL, VINTIADIS
                                         & CO., INC.,
                               acting on behalf of various investment
                               advisory clients


                                        By:  /s/ Neil Augustine
                                           --------------------------------
                                                 Neil Augustine
                                        Its:     Group Portfolio Manager

                                        10 East 50th Street, 26th Floor
                                        New York, NY 10022
                                        Tel:     (212) 705-0540
                                        Fax:     (212) 838-5540



Dated: July 7, 2000            OAKTREE CAPITAL MANAGEMENT,
                                        LLC
                                        as agent and on behalf of certain
                                        funds and accounts


                                        By: /s/ Kenneth Liang
                                           --------------------------------
                                                Kenneth Liang
                                        Its:    Managing Director and General
                                                Counsel

                                        By: /s/ Lowell W. Hill
                                                --------------------------------
                                                Lowell W. Hill
                                        Its:    Senior Vice President

                                        333 South Grand Avenue, 28th Floor
                                        Los Angeles, CA 90071
                                        Tel:     (213) 830-6300
                                        Fax:     (213) 830-8522


                (Signatures for Amendment, Consent and Waiver)




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Dated: July 7, 2000                   POST ADVISORY GROUP


                                               By: /s/ Lawrence A. Post
                                                --------------------------------
                                                       Lawrence A. Post
                                               Its:    President

                                               1880 Century Park East, Suite 820
                                               Los Angeles, CA 90067
                                               Tel:    (310) 407-0945
                                               Fax:    (310) 407-0951


Dated: July 7, 2000                   VARDE PARTNERS, INC.


                                               By: /s/ Marcia Page
                                                --------------------------------
                                                       Marcia Page
                                               Its:    Vice President

                                               3600 West 80th Street, #425
                                               Minneapolis, Minnesota 55431
                                               Tel:    (612) 893-1554
                                               Fax:    (213) 893-9613


                (Signatures for Amendment, Consent and Waiver)







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